Exhibit 99.1

TETRA TECHNOLOGIES, INC. ANNOUNCES BRAZIL DEEPWATER COMPLETION
FLUIDS AWARD AND THIRD QUARTER 2024 FINANCIAL RESULTS

•Third-quarter revenue of $142 million
•GAAP income before taxes and discontinued operations of $7.6 million and EPS from continuing operations of $0.02
•Adjusted EBITDA of $23.5 million and adjusted net income per share of $0.03
•Net cash provided by operating activities of $19.9 million, total adjusted free cash flow of $7.4 million, base business adjusted free cash flow(1) of $16.0 million

THE WOODLANDS, Texas, October 29, 2024 / PR Newswire / - TETRA Technologies, Inc. (“TETRA” or the “Company”) (NYSE:TTI) today announced third-quarter 2024 financial results and an increasing deepwater backlog following the award of a deepwater project in Brazil.

Brady Murphy, TETRA President and Chief Executive Officer, stated, “Despite challenging third quarter headwinds with three Gulf of Mexico hurricanes and weaker U.S. onshore activity, cash provided by operating activities of $19.9 million and Adjusted EBITDA of $23.5 million came in consistent with our expectations. Completion Fluids & Products achieved 31.7% Adjusted EBITDA margins, while Water & Flowback Services segment Adjusted EBITDA margins were 14.6%. We generated $16 million of adjusted free cash flow from the base business and total adjusted free cash flow of $7.4 million after investing $8.7 million (net of reimbursements from our Evergreen Unit partner) to advance our bromine project in Arkansas.

We continue to build our backlog of deepwater projects by securing a significant multi-well, multi-year deep water completion fluids contract in Brazil. This is our second significant deepwater Brazil contract in the past three years and establishes us as the high-density offshore completion fluids market leader in Brazil. The third-quarter hurricanes, plus another in early October, have shifted some of our planned Gulf of Mexico deepwater work into early 2025. As a result, we expect a slower fourth quarter, but the Brazil award along with the previously announced three well TETRA CS Neptune fluids Gulf of Mexico project and anticipated material step-up in zinc bromide-based battery electrolyte shipments for energy storage is positioning us for a very strong start to 2025. In anticipation of these projects that are starting in the first quarter of 2025, we are increasing at year-end our bromine-based fluids inventory to capitalize on those opportunities. We have also engaged in discussions with bromine suppliers to expand our access to bromine in 2025 and 2026 to meet those demands that are expected to position TETRA for a strong performance in 2025 and beyond.

We continue to deploy automation technology across all of our water and flowback services, which is even more important in this softer environment, and we are very encouraged with customer adoption. In the third quarter, we set an all-time new record for volumes of produced water recycled for frac re-use and we expect the fourth quarter volumes to materially surpass the third quarter treatment of recycled produced water volumes. Our progress on produced water treatment and desalination for beneficial re-use continues with seven customer non-disclosure agreements (“NDAs”) in place and two additional NDAs with major oil and gas operators under negotiation.

It is anticipated that US onshore activity will remain slower throughout the fourth quarter and flattish into 2025, and as a result we initiated a series of cost reduction actions in the third quarter, including a 6.5% reduction in global SG&A headcount, and intend to continue to right size our US onshore operations as needed.”

Third-Quarter Results

Third-quarter 2024 revenue of $142 million decreased 6% from the third quarter of 2023 and 18% from the second quarter of 2024 following the traditional seasonal peak of industrial chemical sales in Europe. Third-quarter revenue includes the benefit from the sale of an early production facility (“EPF”) expansion in Argentina, that partially offset the weaker onshore activity in the Unites States and lower offshore completions fluids activity, primarily in the Gulf of Mexico and Middle East. Net loss of $3.0 million, inclusive of a $5.8 million charge for decommissioning obligations from discontinued operations and $0.5 million of non-recurring charges, compares to net income of $5.4 million in the third quarter of 2023, inclusive of $3.7 million of non-recurring charges, and to net income of $7.6 million in the second quarter of 2024, inclusive of $1.0 million of non-recurring charges.

Third-quarter cash flow provided by operating activities was $19.9 million and compares to cash provided by operating activities of $14.0 million in the third quarter of 2023 and cash provided by operating activities of $25 million in the second quarter of 2024. Base business adjusted free cash flow was $16.0 million while investments in our Arkansas bromine and lithium projects were $8.7 million, resulting in total adjusted free cash flow of $7.4 million in the third quarter of 2024 and compares to total adjusted free cash flow of $7.1 million in the third quarter of 2023 and $9.4 million in the second quarter of 2024. Working capital at the end of the third quarter was $110 million, a $16.4 million decrease from the prior quarter end. Working capital is defined as current assets, excluding cash and restricted cash, less current liabilities. Marketable equity investments in Kodiak Gas Services (“Kodiak”), Inc. and Standard Lithium Ltd. (“Standard Lithium”) totaled $14.4 million as of September 30, 2024.

Completion Fluids & Products third quarter of 2024 Adjusted EBITDA margins were 31.7%, a sequential increase of 280 basis points, despite revenue decreasing year-on-year by 11% and decreasing sequentially by 35% following the strong seasonal European industrial chemicals volumes. Overall completion fluids activity was lower in the quarter relative to the second quarter as multiple hurricanes impacted the timing of deepwater projects, resulting in sequentially lower volumes in the Gulf of Mexico as well as lower sales to a major Middle East national oil customer as we transition from a term ending contract to a new two-year fluids award that will start in 2025.

Additionally, we now anticipate the first of three TETRA CS Neptune fluids wells to start in the first quarter of 2025. Net income before taxes for the quarter was $19.1 million (29.4% of revenue) and compares to $26.7 million (26.6% of revenue) in the second quarter of 2024. Adjusted EBITDA was $20.6 million and compares to $28.9 million (28.9% of revenue) in the second quarter of 2024.

Water & Flowback Services revenue of $77 million improved $4.7 million or 6.5% sequentially, with Adjusted EBITDA margins of 14.6%. Water & Flowback Services income before taxes for the quarter was $4.7 million and compares to $3.2 million in the second quarter of 2024. Adjusted EBITDA of $11.2 million increased $0.3 million sequentially. Weaker US onshore completion activity was offset by the sale of the expansion to one of the three Argentina EPFs and a record volume of produced water recycle for frac re-use. As we deploy a larger percentage of our automation technology throughout 2025, we anticipate overall lower field headcount levels which is expected to allow us to maintain or further improve our mid-teens Adjusted EBITDA margins.

During the quarter, we completed an equity investment in KMX Technologies for treating produced water from oil and gas wells for beneficial re-use. The extensive testing of the KMX vacuum membrane technology (“VMD”) and the Hyrec Holdings Company W.L.L. osmotic assisted reverse osmosis (“OARO”) technology, along with our proprietary pre-treatment technology and know-how, is meeting the challenge to address all variabilities of produced water as an effective industry solution. In addition to the benefits TETRA brings as a service provider, we are taking a minority equity position in KMX that affords TETRA shareholders an opportunity to also benefit from the value creation we will bring to KMX as we commercialize this revolutionary technology.

(1)     Base business adjusted free cash flow is defined as total adjusted free cash flow prior to TETRA’s investments in the Arkansas bromine and lithium projects.

This press release includes the following financial measures that are not presented in accordance with generally accepted accounting principles in the United States (“GAAP”): Adjusted net income per share, Adjusted EBITDA, and Adjusted EBITDA Margin (Adjusted EBITDA as a percent of revenue) on consolidated and segment basis, adjusted net income, total adjusted free cash flow, base business adjusted free cash flow, net debt, net leverage ratio and return on net capital employed. Please see Schedules E through J for reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures.

Third Quarter Results and Highlights

A summary of key financial metrics for the third quarter are as follows:

	Three Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023
	(in thousands, except per share amounts)
Revenue	$141,700	$171,935	$151,464
Income before discontinued operations	2,762	7,640	5,468
Net income (loss)	(2,998)	7,640	5,420
Adjusted EBITDA	23,501	30,234	26,059
Net income per share from continuing operations	$0.02	$0.06	$0.04
Net income (loss) per share attributable to TETRA stockholders	$(0.02)	$0.06	$0.04
Adjusted net income per share	$0.03	$0.07	$0.07
Net cash provided by operating activities	19,870	24,831	13,974
Total adjusted free cash flow(1)	$7,352	$9,369	$7,073
(1)     For the three months ended September 30, 2024, June 30, 2024 and September 30, 2023, total adjusted free cash flow includes $8.7 million, $9.8 million and $1.8 million, respectively, of investments in the Arkansas bromine and lithium projects.

Strategic Initiatives Update

Brady Murphy stated, “We invested $8.7 million during the quarter on our strategic initiatives in Arkansas, net of reimbursement from our Evergreen Unit partner, to advance engineering and reservoir studies and began laying the groundwork to put in place power infrastructure for our bromine project. We published a definitive feasibility study in August with compelling economics for the production of bromine from our Evergreen Unit to meet the growing demand for oil and gas offshore completion fluids and the new market for the TETRA PureFlow+ electrolyte in the long duration energy storage market. The zinc bromide electrolyte demand is expected to grow materially beginning in 2025.

We are prioritizing our strategic initiatives on projects that can immediately impact our near-term results, with a focus on TETRA CS Neptune fluids in the Gulf of Mexico, TETRA PureFlow+ electrolyte shipments to Eos Energy Enterprises, and further advancing our water desalination commercial pilot units that are expected to subsequently transition into long duration contracts for commercial desalination plants. Long term we believe that lithium prices will rebound to levels that support increased investment in supply, especially from the U.S., and we and our Evergreen Unit partner remain focused on completing all the engineering studies required to define the lithium project economics.”

Free Cash Flow, Balance Sheet and Income Taxes

    Cash provided by operating activities was $19.9 million in the third quarter and base business adjusted free cash flow, which excludes investments in Arkansas, was $16 million. Inclusive of $8.7 million of investments in Arkansas, total adjusted free cash flow was $7.4 million. At the end of the third quarter, unrestricted cash was $48 million and TETRA held an aggregate of over $14 million in marketable securities between its holdings in Kodiak and Standard Lithium. Liquidity at the end of the third quarter was $196 million, inclusive of a $75 million delayed draw feature to fund our Arkansas bromine project. Liquidity is defined as unrestricted cash plus availability under the delayed draw from our Term Credit Agreement and availability under our credit agreements. Long-term debt net of discount, with a January 2030 maturity, was $180 million, while net debt was $131 million. TETRA’s net leverage ratio was 1.5X at the end of the third quarter of 2024.

TETRA’s return on net capital employed was 16.6% at the end of the third quarter of 2024.

Non-recurring Charges and Expenses

Non-recurring credits, charges and expenses are reflected on Schedule E and include the following:

•$0.6 million of severance and hurricane repair expenses
•$0.2 million of non-cash stock appreciation right credits
•$0.1 million impairment related to our corporate office lease

Unrealized gains on investments totaling $0.8 million are included in both reported and adjusted earnings.

Conference Call

TETRA will host a conference call to discuss these results on October 30, 2024 at 10:30 a.m. Eastern Time. The phone number for the call is 1-800-836-8184. The conference call will also be available by live audio webcast. A replay of the conference call will be available at 1-888-660-6345 conference number 57089#, for one week following the conference call and the archived webcast will be available through the Company's website for thirty days following the conference call.

Investor Contact

For further information, please contact Elijio Serrano, CFO, TETRA Technologies, Inc. at (281) 367-1983 or via email at eserrano@onetetra.com.

Financial Statements, Schedules and Non-GAAP Reconciliation Schedules (Unaudited)
Schedule A:     Consolidated Income Statement
Schedule B:     Condensed Consolidated Balance Sheet
Schedule C:     Consolidated Statements of Cash Flows
Schedule D:     Statement Regarding Use of Non-GAAP Financial Measures
Schedule E:     Non-GAAP Reconciliation of Adjusted Net Income
Schedule F:     Non-GAAP Reconciliation of Adjusted EBITDA
Schedule G:     Non-GAAP Reconciliation of Net Debt
Schedule H:     Non-GAAP Reconciliation to Total Adjusted Free Cash Flow and
Base Business Adjusted Free Cash Flow
Schedule I:     Non-GAAP Reconciliation to Net Leverage Ratio
Schedule J:     Non-GAAP Reconciliation to Return on Net Capital Employed

Company Overview

TETRA Technologies, Inc. is an energy services and solutions company focused on developing environmentally conscious services and solutions that help make people's lives better. With operations on six continents, the Company's portfolio consists of Energy Services, Industrial Chemicals, and Low Carbon Ventures. In addition to providing products and services to the oil and gas industry and calcium chloride for diverse applications, TETRA is expanding into the low-carbon energy market with chemistry expertise, key mineral acreage, and global infrastructure, helping to meet the demand for sustainable energy in the twenty-first century. Visit the Company's website at www.onetetra.com for more information.

Cautionary Statement Regarding Forward Looking Statements

This news release includes certain statements that are deemed to be forward-looking statements. Generally, the use of words such as “may,” “see,” “expectation,” “expect,” “intend,” “estimate,” “projects,” “anticipate,” “believe,” “assume,” “could,” “should,” “plans,” “targets” or similar expressions that convey the uncertainty of future events, activities, expectations or outcomes identify forward-looking statements that the Company intends to be included within the safe harbor protections provided by the federal securities laws. These forward-looking statements include statements concerning economic and operating conditions that are outside of our control, including statements concerning recovery of the oil and gas industry; customer delays for international completion fluids related to global shipping and logistics issues; potential revenue associated with prospective energy storage projects; measured, indicated and inferred mineral resources of lithium and/or bromine, the potential extraction of lithium and bromine from our Evergreen Unit and other leased acreage, the economic viability thereof, the demand for such resources, the timing and costs of such activities, and the expected revenues, profits and returns from such activities; the accuracy of our resources report, feasibility study and economic assessment regarding our lithium and bromine acreage; projections or forecasts concerning the Company's business activities, profitability, estimated earnings, earnings per share, and statements regarding the Company's beliefs, expectations, plans, goals, future events and performance, and other statements that are not purely historical. With respect to the Company’s disclosures of measured, indicated and inferred mineral resources, including bromine and lithium carbonate equivalent concentrations, it is uncertain if all such resources will ever be economically developed. Investors are cautioned that mineral resources do not have demonstrated economic value and further exploration may not result in the estimation of a mineral reserve. Further, there are a number of uncertainties related to processing lithium, which is an inherently difficult process. Therefore, you are cautioned not to assume that all or any part of our resources can be economically or legally commercialized. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to several risks and uncertainties, many of which are beyond the control of the Company. With respect to the Company’s disclosures regarding the potential joint venture for the Evergreen Unit, it is uncertain about the ability of the parties to successfully negotiate one or more definitive agreements, the future relationship between the parties, and the ability to successfully and economically produce lithium and bromine from the Evergreen Unit. Investors are cautioned that any such statements are not guarantees of future performance or results and that actual results or developments may differ materially from those projected in the forward-looking statements. Some of the factors that could affect actual results are described in the section titled “Risk Factors” contained in the Company's Annual Reports on Form 10-K, as well as other risks identified from time to time in its reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission. Investors should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and the Company undertakes no obligation to update or revise any forward-looking statements, except as may be required by law.

Schedule A: Consolidated Income Statement (Unaudited)

	Three Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023
	(in thousands, except per share amounts)
Revenues	$141,700	$171,935	$151,464

Cost of sales, services, and rentals	98,391	119,908	104,962
Depreciation, amortization, and accretion	8,837	8,774	8,578
Impairments and other charges	109	—	—
Total cost of revenues	107,337	128,682	113,540
Gross profit	34,363	43,253	37,924
Exploration and pre-development costs	—	—	3,775
General and administrative expense	22,406	22,137	23,838
Interest expense, net	5,096	6,185	5,636
Other income (expense), net	(715)	2,452	(2,041)
Income before taxes and discontinued operations	7,576	12,479	6,716
Provision for income taxes	4,744	4,839	1,248
Income before discontinued operations	2,832	7,640	5,468
Discontinued operations:
Loss from discontinued operations, net of taxes	(5,830)	—	(48)
Net income (loss)	(2,998)	7,640	5,420
Loss attributable to noncontrolling interest	—	3	—
Net income (loss) attributable to TETRA stockholders	$(2,998)	$7,643	$5,420

Basic per share information:
Income from continuing operations	$0.02	$0.06	$0.04
Income (loss) from discontinued operations	$(0.04)	$0.00	$0.00
Net income (loss) attributable to TETRA stockholders	$(0.02)	$0.06	$0.04
Weighted average shares outstanding	131,579	131,263	129,777

Diluted per share information:
Income from continuing operations	$0.02	$0.06	$0.04
Income (loss) from discontinued operations	$(0.04)	$0.00	$0.00
Net income (loss) attributable to TETRA stockholders	$(0.02)	$0.06	$0.04
Weighted average shares outstanding	132,029	132,169	132,089

Schedule B: Condensed Consolidated Balance Sheet (Unaudited)

	September 30, 2024	December 31, 2023
	(in thousands)
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$48,355	$52,485
Restricted cash	658	—
Trade accounts receivable	110,050	111,798
Inventories	97,704	96,536
Prepaid expenses and other current assets	21,763	21,196
Total current assets	278,530	282,015
Property, plant, and equipment, net	129,257	107,716
Other intangible assets, net	26,027	29,132
Operating lease right-of-use assets	30,181	31,915
Investments	22,754	17,354
Other assets	14,408	10,829
Total long-term assets	222,627	196,946
Total assets	$501,157	$478,961

LIABILITIES AND EQUITY
Current liabilities:
Trade accounts payable	$48,434	$52,290
Compensation and employee benefits	21,613	26,918
Operating lease liabilities, current portion	8,741	9,101
Accrued taxes	14,149	10,350
Accrued liabilities and other	20,645	27,303
Current liabilities associated with discontinued operations	5,830	—
Total current liabilities	119,412	125,962
Long-term debt, net	179,709	157,505
Operating lease liabilities	25,862	27,538
Asset retirement obligations	14,600	14,199
Deferred income taxes	3,461	2,279
Other liabilities	2,701	4,144
Total long-term liabilities	226,333	205,665
Commitments and contingencies
TETRA stockholders’ equity	156,672	148,591
Noncontrolling interests	(1,260)	(1,257)
Total equity	155,412	147,334
Total liabilities and equity	$501,157	$478,961

Schedule C: Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023
	(in thousands)
Operating activities:
Net income (loss)	$(2,998)	$7,640	$5,420
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, amortization, and accretion	8,837	8,775	8,578
Impairments and other charges	109	—	—
(Gain) loss on investments	(750)	(46)	560
Equity-based compensation expense	1,481	1,800	1,431
Provision for (recovery of) credit losses	130	(52)	(530)
Amortization and expense of financing costs	239	504	926
Gain on sale of assets	(75)	(38)	(151)
Other non-cash charges (credits)	993	(133)	(984)
Changes in operating assets and liabilities:
Accounts receivable	26,634	(4,020)	8,114
Inventories	(13,953)	10,453	(11,441)
Prepaid expenses and other current assets	1,930	758	(929)
Trade accounts payable and accrued expenses	606	(913)	2,450
Other	(3,313)	103	530
Net cash provided by operating activities	19,870	24,831	13,974
Investing activities:
Purchases of property, plant, and equipment, net	(14,573)	(15,392)	(6,966)
Proceeds from sale of property, plant, and equipment	2,284	121	161
Purchase of investments	(1,021)	—	(100)
Other investing activities	(93)	(22)	(9)
Net cash used in investing activities	(13,403)	(15,293)	(6,914)
Financing activities:
Proceeds from credit agreements and long-term debt	109	157	215
Principal payments on credit agreements and long-term debt	(109)	(157)	(204)
Payments on financing lease obligations	(414)	(363)	(148)
Debt issuance costs	—	(679)	—
Shares withheld for taxes on equity-based compensation	(566)	(48)	—
Other financing activities	—	(1,280)	—
Net cash used in financing activities	(980)	(2,370)	(137)
Effect of exchange rate changes on cash	774	(355)	(772)
Increase in cash and cash equivalents	6,261	6,813	6,151
Cash, cash equivalents, and restricted cash at beginning of period	42,752	35,939	27,675
Cash, cash equivalents, and restricted cash at end of period	$49,013	$42,752	$33,826

Supplemental cash flow information:
Interest paid	$5,607	$5,424	$4,870
Income taxes paid	$1,876	$2,558	$1,906
Accrued capital expenditures at end of period	$5,252	$8,073	$1,271

Schedule D: Statement Regarding Use of Non-GAAP Financial Measures

    In addition to financial results determined in accordance with U.S. GAAP, this press release may include the following non-GAAP financial measures for the Company: adjusted net income per share, consolidated and segment Adjusted EBITDA, segment Adjusted EBITDA as a percent of revenue (“Adjusted EBITDA margin”), adjusted net income, total adjusted free cash flow, base business adjusted free cash flow, net debt, net leverage ratio, and return on net capital employed. The following schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable U.S. GAAP measures. The non-GAAP financial measures should be considered in addition to, not as a substitute for, financial measures prepared in accordance with U.S. GAAP, as more fully discussed in the Company’s financial statements and filings with the Securities and Exchange Commission.

    Management believes that the exclusion of the special charges and credits from the historical results of operations enables management to evaluate more effectively the Company’s operations over the prior periods and to identify operating trends that could be obscured by the excluded items.

    Adjusted net income is defined as the Company’s income (loss) before noncontrolling interests and discontinued operations, excluding certain special or other charges (or credits), and including noncontrolling interest attributable to continued operations. Adjusted net income is used by management as a supplemental financial measure to assess financial performance, without regard to charges or credits that are considered by management to be outside of its normal operations.

    Adjusted net income per share is defined as the Company’s diluted net income per share attributable to TETRA stockholders excluding certain special or other charges (or credits). Adjusted net income per share is used by management as a supplemental financial measure to assess financial performance, without regard to charges or credits that are considered by management to be outside of its normal operations.

    Adjusted EBITDA is defined as net income (loss) before taxes and discontinued operations, excluding impairments, exploration and pre-development costs, certain special, non-recurring or other charges (or credits), including loss on debt extinguishment, interest, depreciation and amortization, income from collaborative arrangement and certain non-cash items such as equity-based compensation expense. The most directly comparable GAAP financial measure is net income (loss) before taxes and discontinued operations. Exploration and pre-development costs represent expenditures incurred to evaluate potential future development of TETRA’s lithium and bromine properties in Arkansas. Such costs include exploratory drilling and associated engineering studies. Income from collaborative arrangement represents the portion of exploration and pre-development costs that are reimbursable by our Evergreen Unit partner. We began capitalizing exploration and pre-development costs in January 2024 and therefore these costs are only excluded for periods prior to January 1, 2024. Exploration and pre-development costs and the associated income from collaborative arrangement were excluded from Adjusted EBITDA in prior periods because they did not relate to the Company’s current business operations. Adjustments to long-term incentives represent cumulative adjustments to valuation of long-term cash incentive compensation awards that are related to prior years. These costs are excluded from Adjusted EBITDA because they do not relate to the current year and are considered to be outside of normal operations. Long-term incentives are earned over a three-year period and the costs are recorded over the three-year period they are earned. The amounts accrued or incurred are based on a cumulative of the three-year period. Equity-based compensation expense represents compensation that has been or will be paid in equity and is excluded from Adjusted EBITDA because it is a non-cash item. Adjusted EBITDA is used by management as a supplemental financial measure to assess financial performance, without regard to charges or credits that are considered by management to be outside of its normal operations and without regard to financing methods, capital structure or historical cost basis, and to assess the Company’s ability to incur and service debt and fund capital expenditures.

    Total adjusted free cash flow is defined as cash from operations less capital expenditures net of sales proceeds and cost of equipment sold, less payments on financing lease obligations and including cash distributions to TETRA from investments and cash from sales of investments. Base business adjusted free cash flow is defined as Total adjusted free cash flow excluding TETRA’s investments in the Arkansas bromine and lithium projects. Management uses this supplemental financial measure to:

•assess the Company’s ability to retire debt;
•evaluate the capacity of the Company to further invest and grow; and
•to measure the performance of the Company as compared to its peer group.

    Total adjusted free cash flow does not necessarily imply residual cash flow available for discretionary expenditures, as they exclude cash requirements for debt service or other non-discretionary expenditures that are not deducted.

    Net debt is defined as the sum of the carrying value of long-term and short-term debt on its consolidated balance sheet, less cash, excluding restricted cash on the balance sheet. Management views net debt as a measure of TETRA’s ability to reduce debt, add to cash balances, pay dividends, repurchase stock, and fund investing and financing activities.

Net leverage ratio is defined as debt excluding financing fees & discount on term loan and including letters of credit and guarantees, less cash divided by trailing twelve months adjusted EBITDA for credit facilities. Adjusted EBITDA for credit facilities consists of adjusted EBITDA described above, less non-cash (gain) loss on sale of investments, (gain) loss on sales of assets and excluding certain special or other charges (or credits). Management primarily uses this metric to assess TETRA’s ability to borrow, reduce debt, add to cash balances, pay distributions, and fund investing and financing activities.

Return on net capital employed is defined as Adjusted EBIT divided by average net capital employed. Adjusted EBIT is defined as net income (loss) before taxes and discontinued operations, interest, and certain non-cash charges, and non-recurring adjustments. Net capital employed is defined as assets, excluding assets associated with discontinued operations, plus impaired assets, less cash and cash equivalents and restricted cash, and less current liabilities, excluding current liabilities associated with discontinued operations. Average net capital employed is calculated as the average of the beginning and ending net capital employed for the respective periods.

Return on net capital employed is used by management as a supplemental financial measure to assess the financial performance of the Company relative to assets, without regard to financing methods or capital structure.
Schedule E: Non-GAAP Reconciliation of Adjusted Net Income (Unaudited)

	Three Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023
	(in thousands, except per share amounts)

Income before taxes and discontinued operations	$7,576	$12,479	$6,716
Provision for income taxes	4,744	4,839	1,248
Loss attributed to noncontrolling interest	—	3	—
Income from continuing operations	2,832	7,643	5,468
Insurance recoveries	—	—	174
Impairments and other charges	109	—	—
Exploration, pre-development costs and collaborative arrangements	—	—	1,842
Adjustment to long-term incentives	—	—	500
Former CEO stock appreciation right (credit) expense	(190)	(428)	1,074
Transaction, legal, and other expenses	592	37	108
Unusual foreign exchange loss	—	1,387	—
Adjusted net income	$3,343	$8,639	$9,166

Diluted per share information
Net income from continuing operations	$0.02	$0.06	$0.04
Adjusted net income	$0.03	$0.07	$0.07
Diluted weighted average shares outstanding	132,029	132,169	132,089

Schedule F: Non-GAAP Reconciliation of Adjusted EBITDA (Unaudited)

	Three Months Ended September 30, 2024
	Completion Fluids & Products	Water & Flowback Services	Corporate SG&A	Corporate Other	Total
	(in thousands, except percents)
Revenues	$65,131	$76,569	$—	$—	$141,700
Net income (loss) before taxes and discontinued operations	19,119	4,674	(10,779)	(5,438)	7,576
Impairments and other charges	—	—	109	—	109
Former CEO stock appreciation right credit	—	—	(190)	—	(190)
Transaction, restructuring, and other expenses	39	203	350	—	592
Interest (income) expense, net	(942)	(5)	—	6,043	5,096
Depreciation, amortization, and accretion	2,416	6,328	—	93	8,837
Equity-based compensation expense	—	—	1,481	—	1,481
Adjusted EBITDA	$20,632	$11,200	$(9,029)	$698	$23,501

Adjusted EBITDA as a % of revenue	31.7%	14.6%			16.6%

	Three Months Ended June 30, 2024
	Completion Fluids & Products	Water & Flowback Services	Corporate SG&A	Corporate Other	Total
	(in thousands, except percents)
Revenues	$100,019	$71,916	$—	$—	$171,935
Net income (loss) before taxes and discontinued operations	26,653	3,156	(10,689)	(6,641)	12,479
Former CEO stock appreciation right credit	—	—	(428)	—	(428)
Transaction, restructuring, and other expenses	37	—	—	—	37
Unusual foreign exchange loss	—	1,387	—	—	1,387
Interest (income) expense, net	(135)	68	—	6,252	6,185
Depreciation, amortization, and accretion	2,361	6,329	—	84	8,774
Equity-based compensation expense	—	—	1,800	—	1,800
Adjusted EBITDA	$28,916	$10,940	$(9,317)	$(305)	$30,234

Adjusted EBITDA as a % of revenue	28.9%	15.2%			17.6%

	Three Months Ended September 30, 2023
	Completion Fluids & Products	Water & Flowback Services	Corporate SG&A	Corporate Other	Total
	(in thousands, except percents)
Revenues	$73,210	$78,254	$—	$—	$151,464
Net income (loss) before taxes and discontinued operations	16,932	8,475	(13,552)	(5,139)	6,716
Insurance recoveries	174	—	—	—	174
Exploration, pre-development costs, and collaborative arrangements	1,842	—	—	—	1,842
Adjustment to long-term incentives	—	—	500	—	500
Former CEO stock appreciation right credit	—	—	1,074	—	1,074
Transaction, restructuring, and other expenses	—	—	108	—	108
Interest (income) expense, net	(309)	190	—	5,755	5,636
Depreciation, amortization, and accretion	2,301	6,176	—	101	8,578
Equity-based compensation expense	—	—	1,431	—	1,431
Adjusted EBITDA	$20,940	$14,841	$(10,439)	$717	$26,059

Adjusted EBITDA as a % of revenue	28.6%	19.0%			17.2%
Schedule G: Non-GAAP Reconciliation of Net Debt (Unaudited)

The following reconciliation of net debt is presented as a supplement to financial results prepared in accordance with GAAP.

	September 30, 2024	December 31, 2023
	(in thousands)
Unrestricted Cash	$48,355	$52,485

Term Credit Agreement	$179,709	$157,505
Net debt	$131,354	$105,020
Schedule H: Non-GAAP Reconciliation to Total Adjusted Free Cash Flow and
Base Business Adjusted Free Cash Flow (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
	(in thousands)
Net cash provided by operating activities	$19,870	$24,831	$13,974	$30,885	$51,331
Capital expenditures, net of proceeds from asset sales	(12,289)	(15,271)	(6,805)	(43,136)	(29,582)
Payments on financing lease obligations	(414)	(363)	(148)	(1,054)	(837)
Distributions from investments	185	172	52	410	157
Total Adjusted Free Cash Flow	$7,352	$9,369	$7,073	$(12,895)	$21,069

Total Adjusted Free Cash Flow	$7,352	$9,369	$7,073	$(12,895)	$21,069
Less Investments in Arkansas	(8,659)	(9,829)	(1,842)	(22,591)	(154)
Base Business Adjusted Free Cash Flow	$16,011	$19,198	$8,915	$9,696	$21,223

Schedule I: Non-GAAP Reconciliation to Net Leverage Ratio (Unaudited)

	Three Months Ended				Twelve Months Ended
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2024
	(in thousands)
Net income (loss) before taxes and discontinued operations	7,576	$12,479	$1,295	$(3,631)	$17,719
Insurance recoveries	—	—	—	3	3
Impairments and other charges	109	—	—	2,189	2,298
Exploration, pre-development costs, and collaborative arrangements	—	—	—	2,684	2,684
Adjustment to long-term incentives	—	—	—	281	281
Former CEO stock appreciation right credit	(190)	(428)	(186)	(789)	(1,593)
Transaction, restructuring, and other expenses (credits)	592	37	(135)	255	749
Unusual foreign exchange loss	—	1,387	—	2,444	3,831
Loss on debt extinguishment	—	—	5,535	—	5,535
Interest expense, net	5,096	6,185	5,952	5,677	22,910
Depreciation, amortization, and accretion	8,837	8,774	8,756	8,623	34,990
Equity compensation expense	1,481	1,800	1,623	6,406	11,310
Unrealized gain on investments	(750)	(46)	(2,795)	(696)	(4,287)
Gain on sale of assets	(75)	(38)	(29)	(129)	(271)
Other debt covenant adjustments	362	275	28	333	998
Debt covenant adjusted EBITDA	$23,038	$30,425	$20,044	$23,650	$97,157

					September 30, 2024
					(in thousands, except ratio)
Term credit agreement					$190,000
Capital lease obligations					3,644
Other obligations					1,280
Letters of credit and guarantees					183
Total debt and commitments					195,107
Unrestricted cash					48,355
Debt covenant net debt and commitments					$146,752
Net leverage ratio					1.5

Schedule J: Non-GAAP Reconciliation to Return on Net Capital Employed

	Three Months Ended				Twelve Months Ended
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2024
	(in thousands)
Net income (loss) before taxes and discontinued operations	$7,576	$12,479	$1,295	$(3,631)	$17,719
Insurance recoveries	—	—	—	3	3
Impairments and other charges	109	—	—	2,189	2,298
Exploration, pre-development costs, and collaborative arrangements	—	—	—	2,684	2,684
Adjustment to long-term incentives	—	—	—	281	281
Former CEO stock appreciation right credit	(190)	(428)	(186)	(789)	(1,593)
Transaction, restructuring, and other expenses (credits)	592	37	(135)	255	749
Loss on debt extinguishment	—	—	5,535	—	5,535
Unusual foreign exchange loss	—	1,387	—	2,444	3,831
Interest expense, net	5,096	6,185	5,952	5,677	22,910
Adjusted EBIT	$13,183	$19,660	$12,461	$9,113	$54,417

				September 30, 2024	September 30, 2023
				(in thousands, except ratio)
Consolidated total assets				$501,157	$472,419
Plus: assets impaired in last twelve months				2,298	1,319
Less: cash, cash equivalents, and restricted cash				49,013	33,826
Adjusted assets employed				$454,442	$439,912

Consolidated current liabilities				$119,412	$126,540
Less: current liabilities associated with discontinued operations				5,830	414
Adjusted current liabilities				$113,582	$126,126

Net capital employed				$340,860	$313,786
Average net capital employed				$327,323
Return on net capital employed for the twelve months ended September 30, 2024				16.6%